EXHIBIT 10.3
Commitment Increase Request
October 29, 2026
PNC Bank, National Association The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor Pittsburgh, PA 15222

Re: Commitment Increase Request Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Purchase Agreement, dated as of April 2, 2024, among Kinetik Receivables LLC (the “Seller”), Kinetik Holdings LP, as Servicer (the “Servicer”), the Purchasers party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Commitment Increase Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Commitment Increase Request pursuant to Section 2.02(g) of the Agreement. The Seller hereby requests that the Purchasers increase their Commitments on a pro rata basis in the amount of $50,000,000 to be made on October 30, 2026. After giving effect to such increase, the aggregate Commitments will be $275,000,000.
The Seller hereby acknowledges that, upon the effectiveness of such increase in accordance with Section 2.02(g) of the Agreement, (a) the Facility Limit under the Agreement shall be increased to $275,000,000 and (b) the Commitments of the Purchasers shall be as set forth on the revised Schedule I to the Agreement attached hereto as Exhibit A. The Seller hereby requests that the Administrative Agent, pursuant to its authority under Section 12.01 of the Agreement, replace Schedule I with the revised Schedule I attached hereto as Exhibit A, which shall thereafter constitute Schedule I to the Agreement for all purposes thereof.
The Seller hereby represents and warrants as of the date hereof, and after giving effect to such increase, as follows:
(i)the representations and warranties of the Seller and the Servicer contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such increase as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Default or Potential Default has occurred and is continuing, and no Event of Default or Potential Default would result from such increase;
(iii)the Termination Date has not occurred;

(iv)    the increase will not result in a breach of any obligation under the Revolving Credit Agreement; and
(v)the Aggregate Capital equals or exceeds the Minimum Funding Threshold.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.
Very truly yours,
KINETIK RECEIVABLES LLC, as Seller

By:         Name: Trevor Howard
Title:    Senior Vice President and Chief Financial Officer

[Signature Page to Commitment Increase Request (Kinetik)]

EXHIBIT A
SCHEDULE I (PURCHASERS AND COMMITMENTS)

See attached.

SCHEDULE I
Purchasers & Commitments

Purchaser	Commitment
PNC Bank, National Association	$275,000,000

Execution Version

October 30, 2026
Kinetik Receivables LLC
2700 Post Oak Blvd., Suite 300
Houston, Texas 77056-4400
Re: Commitment Increase Fee Letter – Receivables Purchase Agreement
Ladies and Gentlemen:
This fee letter (as amended, restated, supplemented or otherwise modified from time to time, this “Fee Letter”) is being delivered in connection with that certain Receivables Purchase Agreement, dated as of April 2, 2024 (as amended by that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of April 1, 2025, as further amended by that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of March 31, 2026, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Kinetik Receivables LLC (the “Seller”), Kinetik Holdings LP, as initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Purchasers, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), and PNC Capital Markets LLC, as Structuring Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement. This Fee Letter is one of the “Fee Letters” referred to in Section 2.03(a) of the Receivables Purchase Agreement.
In consideration of the agreement of the Purchaser to increase its Commitment under the Receivables Purchase Agreement by $50,000,000 pursuant to Section 2.02(g) of the Receivables Purchase Agreement (the “Increase”), Seller hereby agrees to pay to the Structuring Agent (for its own account), an “Increase Fee” in an amount equal to $10,342.00, which Increase Fee shall accrue, and shall be due and payable, on the date hereof.
Each fee payable by the Seller hereunder (i) shall be paid by the Seller in Dollars by wire transfer of immediately available funds on or prior to the date when due, (ii) will be (and shall be deemed to be for all purposes) fully earned as of the day on which it accrues, and (iii) shall not be refundable under any circumstances. For the avoidance of doubt, each of the fees set forth herein is payable in addition to, and not in lieu of, any other fees or amounts payable by the Seller-Related Parties under, or in connection with, the Receivables Purchase Agreement and the other Transaction Documents.
The terms contained in this Fee Letter are confidential and, except for disclosure permitted by the Receivables Purchase Agreement, may not be disclosed in whole or in part to any other person or entity without prior written consent of the Administrative Agent.
This Fee Letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile, electronic mail or other electronic means shall be equally effective as delivery of an originally executed counterpart.
The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Fee Letter and the transactions contemplated hereby (including without limitation amendments, waivers and consents in connection herewith) shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
This Fee Letter contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and the payment of the fees specified above and shall (together with each of the other documents related hereto) constitute the entire agreement among the parties hereto with respect thereto superseding all prior oral or written understandings. Any provisions of this Fee Letter which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
This Fee Letter may only be amended, restated, supplemented or otherwise modified by a written instrument, signed by each of the parties hereto. This Fee Letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Seller may not assign any of its rights or obligations under this Fee Letter without the prior written consent of each of the parties hereto.
This Fee Letter is solely for the benefit of the parties hereto and, except as expressly stated herein, no other person or entity shall obtain any rights hereunder or be entitled to rely or claim reliance upon the terms and conditions hereof.
This Fee Letter and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Fee Letter (except as expressly specified herein) and the transactions contemplated hereby shall be governed by, and construed in accordance with, the Law of the State of New York. Section 12.10 of the Receivables Purchase Agreement is hereby incorporated by reference and shall apply to this Fee Letter and the transactions contemplated hereby as if such Section were set forth herein in its entirety.
(Signature pages follow)

Please evidence your agreement to the terms of this Fee Letter by signing the enclosed copy and returning it to the Administrative Agent.
Very truly yours,
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:    _ Name: Michael Brown
Title: Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser

By:    _ Name: Michael Brown
Title: Executive Vice President

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By:    _ Name: Michael Brown
Title: Managing Director

[Signature Page to Commitment Increase Fee Letter (Kinetik)]

ACKNOWLEDGED AND AGREED TO
as of the date first above written

KINETIK RECEIVABLES LLC,
as Seller

By:
Name: Trevor Howard
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Commitment Increase Fee Letter (Kinetik)]